Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Bancolombia S. A. of our report dated March 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bancolombia S. A.’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PwC Contadores y Auditores S. A. S.

PwC Contadores y Auditores S. A. S.

Medellín, Colombia

December 2, 2024

PwC Contadores y Auditores S. A. S., Calle 7 Sur No. 42-70, Torre 2, Piso 11, Edificio Forum, Medellín, Colombia.

Tel: (57- 604) 6040606, www.pwc.com/co

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